EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of United Fire & Casualty Company described in the following table of our report dated February 13, 2004, with respect to the consolidated financial statements and schedules of United Fire & Casualty Company included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Registration Statement
Form	Number	Purpose
S-8	333-42895	Pertaining to United Fire’s nonqualified employee stock option plan
S-8	333-63103	Pertaining to United Fire’s employee stock purchase plan
S-8	333-107041	Pertaining to the United-Lafayette 401(k) profit sharing plan

/s/ Ernst & Young LLP

Chicago, Illinois

February 27, 2004

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